SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 3, 2003

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 9.                        Tenet subsidiary will not renew lease for Suburban Medical Center

A subsidiary of Tenet Healthcare Corporation has decided not to renew its lease for Suburban Medical Center, a 182-bed hospital in Paramount, California.  The lease expires October 31, 2004.  At that time, the facility will be returned to its owner, Paramount General Hospital Company.  Tenet intends to work cooperatively with Paramount to ensure a smooth transition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ STEPHEN D. FARBER
Stephen D. Farber
Chief Financial Officer

Date: November 3, 2003